   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997
                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

                                 CAPITAL TRUST
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                           6159,6162                            94-6181186
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                         605 THIRD AVENUE, 26TH FLOOR
                             NEW YORK, N.Y. 10016
                                (212) 655-0220
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 -------------

                                 JOHN R. KLOPP
                   VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 CAPITAL TRUST
                         605 THIRD AVENUE, 26TH FLOOR
                             NEW YORK, N.Y. 10016
                                (212) 655-0220
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 -------------

                                   COPIES TO

                THOMAS E. KRUGER, ESQ.                                  KEITH L. KEARNEY, ESQ.
                   BATTLE FOWLER LLP                                     DAVIS POLK & WARDWELL
                  75 EAST 55TH STREET                                    450 LEXINGTON AVENUE
               NEW YORK, NEW YORK 10022                                NEW YORK, NEW YORK 10017
                    (212) 856-7000                                          (212) 450-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-37271
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED       PROPOSED
                             AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
  TITLE OF SECURITIES         TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
    TO BE REGISTERED      REGISTERED(1)  PER SHARE(2)  OFFERING PRICE     FEE
----------------------------------------------------------------------------------
Class A Common Shares of
 Beneficial Interest
 $1.00 par value........    1,150,000       $11.00      $12,650,000    $3,731.75

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(1) Amount represents an increase in the offering size from 9,200,000 shares to 10,350,000 shares of which 9,200,000 shares were previously registered. Amount includes 150,000 (for an aggregate of 1,350,000) Class A Common Shares issuable upon exercise of an over-allotment option granted by the Registrant to the Underwriters.
(2) Calculated pursuant to Rule 457 promulgated under the Securities Act of 1933.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Registration Statement on Form S-1 is filed by Capital Trust, a California business trust (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The information in the Registration Statement on Form S-1, and its amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-37271) pursuant to the Act is incorporated by reference into this Registration Statement.

EXHIBITS.


 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  **5.1  Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding legality of securities being registered.
 **23.1  Consent of Coopers & Lybrand L.L.P., San Francisco, California.
 **23.2  Consent of David Berdon & Co. LLP, New York, New York.
 **23.3  Consent of Greenberg Glusker Fields Claman & Machtinger LLP (included in and incorporated by reference to Exhibit 5.1 hereto).
 **23.4  Consent of Ernst & Young LLP.
 **23.5  Consent of BDO Binder.
 **23.6  Consent of Arthur Andersen LLP.
 **23.7  Consent of Tackman, Pilla, Arnone and Company, P.C.
 **23.8  Consent of Margolin, Winer & Evens LLP.

--------
**Filed herewith.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 10, 1997.

                                          CAPITAL TRUST
                                          (Registrant)

                                                 /s/ Edward L. Shugrue III
                                          By: _________________________________
                                             Name: Edward L. Shugrue III
                                             Title: Managing Director and
                                                    Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Chairman of the Board of      December 10, 1997
____________________________________  Trustees
            Samuel Zell

                 *                   Vice Chairman, Chief          December 10, 1997
____________________________________  Executive Officer and
           John R. Klopp              Trustee (Principal
                                      Executive Officer)

     /s/ Edward L. Shugrue III       Managing Director and Chief   December 10, 1997
____________________________________  Financial Officer
       Edward L. Shugrue III          (Principal Financial and
                                      Accounting Officer)

                 *                   Vice Chairman and Trustee     December 10, 1997
____________________________________
          Craig M. Hatkoff
       /s/ Gary R. Garrabrant        Trustee                       December 10, 1997
____________________________________
         Gary R. Garrabrant

                 *                   Trustee                       December 10, 1997
____________________________________
         Sheli Z. Rosenberg

                 *                   Trustee                       December 10, 1997
____________________________________
          Lynne B. Sagalyn

                 *                   Trustee                       December 10, 1997
____________________________________
         Martin L. Edelman
                 *                   Trustee                       December 10, 1997
____________________________________
         Jeffrey A. Altman

     /s/ Gary R. Garrabrant                                        December 10, 1997
*By: __________________________
      Gary R. Garrabrant
       Attorney-in-fact


                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
  **5.1  Opinion of Greenberg Glusker Fields Claman & Machtinger LLP
          regarding legality of securities being registered.
 **23.1  Consent of Coopers & Lybrand L.L.P., San Francisco, California.
 **23.2  Consent of David Berdon & Co. LLP, New York, New York.
 **23.3  Consent of Greenberg Glusker Fields Claman & Machtinger LLP
          (included in and incorporated by reference to Exhibit 5.1
          hereto).
 **23.4  Consent of Ernst & Young LLP.
 **23.5  Consent of BDO Binder.
 **23.6  Consent of Arthur Andersen LLP.
 **23.7  Consent of Tackman, Pilla, Arnone and Company, P.C.
 **23.8  Consent of Margolin, Winer & Evens LLP.

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**Filed herewith.